Exhibit 99.1

Stanley Black & Decker Reports 1Q 2019 Results

New Britain, Connecticut, April 24, 2019 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2019 financial results.

•	1Q’19 Revenues Totaled $3.3 Billion, Up 4% Versus Prior Year, Fueled By 5% Organic Growth And 3% Growth From Acquisitions

•	1Q’19 Diluted GAAP EPS Was $1.13; Excluding Charges, 1Q’19 Diluted EPS Was $1.42, Overcoming $160 Million Or Approximately $0.90 Of EPS In External Headwinds

•	EPS Outperformance Driven By Strong Operational Performance And 16 Cents (~50% Of Outperformance) Of Tax Timing Within The Year

•	Successfully Completed Acquisition Of IES Attachments

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Raising Full Year Diluted GAAP EPS Guidance Range to $7.50 - $7.70 (From $7.45 - $7.65), Raising Adjusted EPS Guidance Range To $8.50 - $8.70 (From $8.45 - $8.65) And Reiterating Free Cash Flow Conversion Estimate Of Approximately 85% - 90%

1Q’19 Key Points:

•	Net sales for the quarter were $3.3 billion, up 4% versus prior year, as positive volume (+3%), acquisitions (+3%) and price (+2%) more than offset currency (-4%).

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Gross margin rate for the quarter was 33.2%, down approximately 300 basis points versus prior year as volume leverage, productivity and price were more than offset by carryover external headwinds from prior year, including commodity inflation, foreign exchange and tariffs.

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SG&A expenses were 23.4% of sales. Excluding charges, SG&A expenses were 22.7% of sales compared to 24.0% in 1Q’18, reflecting tight cost control, including the savings from the 4Q’18 cost reduction program.

•	Restructuring costs for the quarter were $8.7 million. Excluding charges, restructuring costs for the quarter were $1.6 million compared to $21.8 million in 1Q’18.

Exhibit 99.1

•	Other, net totaled $65.4 million for the quarter. Excluding charges, Other, net totaled $49.3 million compared to $52.1 million in 1Q’18.

•	The tax rate was 12.7%. Excluding charges, the tax rate was 15.0% versus 23.0% in 1Q’18 primarily due to the settlement of a tax audit during the quarter.

•	Average diluted shares outstanding for the quarter were 149.9 million versus 153.9 million a year ago, reflecting $500 million of share repurchases executed during 2018.

•	Working capital turns for the quarter were 5.8, down 0.4 turns from prior year as a result of carrying higher levels of inventory associated with the Craftsman and other brand rollouts.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We had a strong start to 2019, with above-market organic growth of 5%, led by 7% organic growth from Tools & Storage, and the benefit of our cost actions helping to offset carryover from the 2018 wave of significant external headwinds. We closed our minority investment in MTD and the acquisition of the IES Attachments businesses, Paladin and Pengo, during the quarter. The teams are now focused on capturing the value from those transactions.

“We continue to have a series of strong growth catalysts that position us well to deliver share gains, including the ongoing Craftsman brand rollout, Lenox and Irwin revenue synergies, FlexVolt, e-commerce, emerging markets and new innovations. The organization is also focused on margin expansion as we realize the benefits from our $250 million cost reduction program and recent pricing actions. We are also in the process of defining and implementing a significant multi-year margin expansion initiative which we will dimension and provide details on at our upcoming Investor Day in May.

“Our seasoned management team is focused on leveraging our SFS 2.0 operating system and acting with the agility required to achieve success in 2019 and beyond. We remain committed to advancing progress against our vision to strive to become known as one of the world’s leading innovators, while continuing to deliver top-quartile financial performance and elevate our commitment to social responsibility.”

Exhibit 99.1

1Q’19 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,292	$265.8	$12.6	$278.4	11.6%	12.1%

Industrial	$555	$71.0	$6.0	$77.0	12.8%	13.9%

Security	$486	$39.5	$10.8	$50.3	8.1%	10.3%
1 See Merger And Acquisition (M&A) Related And Other Charges On Page 5

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Tools & Storage net sales increased 3% versus 1Q’18 as volume (+5%) and price (+2%) were partially offset by currency (-4%). All regions contributed to the 7% organic growth for the quarter with North America +11%, Europe +3% and emerging markets +1%. North America organic growth was driven by the rollout of the Craftsman brand, continued benefits from new product innovation and price realization. Europe delivered above-market growth supported by new product launches and continued successful commercial actions. Emerging markets growth was due to price, new products and e-commerce expansion, which was largely offset by continued market contractions in Argentina and Turkey. Additionally, the Company recently settled its lawsuit with Sears. Overall Tools & Storage segment profit rate, excluding charges, was 12.1%, down from the 1Q’18 rate of 14.3%, as the benefits from volume leverage, pricing and cost control were more than offset by the impact from currency, commodity inflation and tariffs.

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Industrial net sales increased 10% versus 1Q’18 as the Nelson and IES Attachments acquisitions (+16%) were partially offset by currency (-3%) and volume (-3%). Engineered Fastening organic revenues were down 4% as automotive light vehicle production declines and lower system shipments more than offset continued fastener penetration gains. Infrastructure organic revenues were up 5% primarily due to stronger North American pipeline project activity in Oil & Gas, partially offset by lower Hydraulic Tools volumes. Overall Industrial segment profit rate, excluding charges, was 13.9%, down from the 1Q’18 rate of 16.4%, as productivity gains and cost control were more than offset by the impact from lower Engineered Fastening automotive volume, commodity inflation, and the modestly dilutive impact from acquisitions.

Exhibit 99.1

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Security net sales declined 1% versus 1Q’18 as bolt-on commercial electronic security acquisitions (+2%) and price (+1%) were more than offset by currency (-4%). North America organic growth was up 2% as higher volumes within automatic doors and healthcare were partially offset by lower installations in commercial electronic security. Europe was down 1% organically as growth within France was offset by adverse market conditions in Sweden and UK. The overall Security segment profit rate, excluding charges, was 10.3%, which was up 70 basis points versus the prior year, as a focus on cost containment was partially offset by commercial investments to support the business transformation in commercial electronic security.

Updated 2019 Outlook

Management is raising its 2019 EPS outlook to $7.50 - $7.70 from $7.45 - $7.65 on a GAAP basis, and to $8.50 - $8.70 from $8.45 - $8.65 on an adjusted basis. The Company is also reiterating its free cash flow conversion estimate of approximately 85% - 90%.

The following reflects the key assumption changes to the Company's prior EPS outlook:

•	Incremental organic growth and cost control realized in the first quarter more than offset an incremental $20 million headwind from foreign currency

•	The IES Attachments acquisition and the Sargent & Greenleaf divestiture that was signed in the first quarter net to a relatively neutral impact to EPS

Donald Allan Jr., Executive Vice President and CFO, commented, “We were pleased that Security continued to successfully execute its business transformation in the first quarter, delivering operating margin rate and dollar expansion through cost control and an intense focus on minimizing recurring revenue attrition.  At the same time, focused investments in commercial resources and new customer solutions in electronic security are expected to positively impact organic growth as the year progresses.

“Stanley Black & Decker’s updated outlook for 2019 includes above-market organic growth of 4%, adjusted earnings per share growth of 4% - 7% versus prior year and strong free cash flow generation, all while offsetting $340 million in external headwinds, mostly from 2018 carryover. Our solid start to the year reflects that we are successfully leveraging our continued strong organic growth, pricing actions and the $250 million cost reduction program. These factors along with the beginning impacts of certain margin enhancement initiatives will result in operating margin and rate expansion in 2019.

Exhibit 99.1

“The organization remains focused on strong day-to-day execution and operational excellence in accordance with our SFS 2.0 operating system. We are confident that we have positioned the Company to deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

The difference between 2019 GAAP and Adjusted EPS guidance is $1.00, consisting of acquisition-related and other charges. These forecasted charges primarily relate to deal and integration costs, restructuring, Security business transformation and margin enhancement initiatives, and inventory step-up amortization.

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 1Q’19 were $52.6 million, primarily related to restructuring, deal and integration costs, as well as Security business transformation & margin enhancement initiatives. Gross margin included $6.4 million of these charges while SG&A included $23.0 million. Other, net and Restructuring included $16.1 million and $7.1 million of these charges, respectively.

Share of net earnings of equity method investment included $3.4 million of charges related to an inventory step-up fair value adjustment.

The Company will host a conference call with investors today, April 24, 2019, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call and an accompanying slide presentation will be available through a live webcast on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com under the subheading "News & Events." The event can also be accessed by telephone within the US at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297. Please use the conference identification number 3109819. A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website, or at (855) 859-2056 / +1 (404) 537-3406 using the passcode 3109819. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 and 13, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges. Sears included within this press release is defined as Transform Holdco, LLC which operates Sears & Kmart retail locations.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls, including section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential environmental liabilities; (xxiii) work stoppages or other labor disruptions; and (xxiv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.